Exhibit 10.1

Agreement No. 14-00333C

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment to Exclusive Start-Up Company License Agreement (“Amendment”) is made effective the 18th day of September 2019, by and between the Wisconsin Alumni Research Foundation (“WARF”), a nonstock, nonprofit Wisconsin corporation, and NeuroOne, Inc. (“Licensee”), a corporation a Delaware corporation.

WITNESSETH

WHEREAS, WARF and Licensee entered into an Exclusive Start-Up Company License Agreement (Agreement No. 14-00333) made effective October 1, 2014, as amended on February 22, 2017 (Agreement No. 14-00333A), and amended on March 30, 2019 (Agreement No. 14-00333B) (the “Agreement”);

WHEREAS, the Agreement obligates the Licensee to meet Date of First Commercial Sale by September 30, 2019;

WHEREAS, the Parties would each like to amend the Agreement to extend the date by which WARF may terminate the Agreement if the Date of First Commercial Sale has not been met.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and in the Agreement, the parties covenant and agree as follows:

1. Section 7E is hereby deleted and replaced with the following:

“E. WARF may terminate this Agreement by giving Licensee at least ninety (90) days’ written notice if the Date of First Commercial Sale does not occur by March 31, 2020.”

2. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement shall remain in effect as set forth therein. In the event that this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment shall supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purpose of this Amendment. Each party hereto represents to the other that it has the full authority to execute, deliver and perform this Amendment in accordance with its terms. The persons signing on behalf of WARF and Licensee hereby warrant and represent that they have authority to execute this Amendment on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATON

By:	/s/ Leigh Cagan	Date: 9/18/2019
Leigh Cagan, Chief Technology Commercialization Officer

NEUROONE, INC.

By:	/s/ Dave Rosa	Date: 9/18/2019
Dave Rosa, Chief Executive Officer

14-00333C NeuroOne, Inc.	Page 1 of 1

Wisconsin Alumni Research Foundaton